EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: November 4, 2014

Icahn Enterprises L.P. Reports Third Quarter 2014 Financial Results

•	Q3 2014 reported revenue of $4.4 billion and a net loss attributable to Icahn Enterprises of $355 million, or a loss of $2.90 per depositary unit

•	Board approves quarterly distribution of $1.50 per depositary unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting Q3 2014 revenues of $4.4 billion and net loss attributable to Icahn Enterprises of $355 million, or a loss of $2.90 per depositary unit. For Q3 2013, revenues were $5.8 billion and net income attributable to Icahn Enterprises was $472 million, or $4.10 per depositary unit. Adjusted EBITDA attributable to Icahn Enterprises was $(2) million for Q3 2014 compared to $714 million for Q3 2013. Adjusted EBIT attributable to Icahn Enterprises was $(152) million for Q3 2014 compared to $594 million for Q3 2013.

For the nine months ended September 30, 2014, revenues were $15.8 billion and adjusted net income attributable to Icahn Enterprises, after adding back the loss on extinguishment of debt, was $257 million, or $2.14 per depositary unit. For the nine months ended September 30, 2013, revenues were $15.8 billion and adjusted net income attributable to Icahn Enterprises, after deducting the gain on extinguishment of debt, was $800 million, or $7.14 per depositary unit. For the nine months ended September 30, 2014, net income attributable to Icahn Enterprises was $105 million, or $0.87 per depositary unit, as compared to $803 million, or $7.17 per depositary unit for the nine months ended September 30, 2013. Adjusted EBITDA attributable to Icahn Enterprises was $1.2 billion for the nine months ended September 30, 2014 compared to $1.6 billion for the nine months ended September 30, 2013. Adjusted EBIT attributable to Icahn Enterprises was $809 million for the nine months ended September 30, 2014 compared to $1.3 billion for the nine months ended September 30, 2013.

Carl Icahn, the Chairman of the Board of Icahn Enterprises stated:

“Our investment segment incurred a loss attributable to Icahn Enterprises of $270 million for the quarter. This loss was driven by a meaningful decrease in the value of our core energy investments.

"CVR Refining turned in a profitable quarter with solid crude throughput despite the impact from downtime associated with a fire that occurred in late July at the Coffeyville refinery. Federal Mogul made significant progress on strategic initiatives highlighted by the announced plan to separate its Powertrain and Motorparts divisions into two independent publicly traded companies. ARI generated record quarterly revenue and earnings driven by continued strong demand for tank and covered hopper railcars.

"As I’ve said in the past, while I am extremely proud of our long term record, there have always been sporadic speed bumps along the road. However, I believe over the long term, our model continues to be one of the best in the world. Proven out by the fact that if an investor had purchased our units at the beginning of 2000 and held through September 30, 2014, an investor would have earned an annualized return of approximately 22%.”

On October 31, 2014, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.50 per depositary unit. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about December 24, 2014 to depositary unit holders of record at the close of business on November 17, 2014.

***

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in nine primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:	(Unaudited)
Net sales	$4,557	$4,181	$14,090	$13,252
Other revenues from operations	350	259	934	746
Net (loss) gain from investment activities	(592)	1,201	509	1,551
Interest and dividend income	62	46	165	126
Other income, net	45	84	93	135
	4,422	5,771	15,791	15,810
Expenses:
Cost of goods sold	4,218	3,825	12,687	11,605
Other expenses from operations	166	134	458	382
Selling, general and administrative	431	371	1,247	1,059
Restructuring	23	5	61	22
Impairment	4	2	6	7
Interest expense	226	141	593	422
	5,068	4,478	15,052	13,497
(Loss) income before income tax benefit (expense)	(646)	1,293	739	2,313
Income tax benefit (expense)	19	(57)	(166)	(274)
Net (loss) income	(627)	1,236	573	2,039
Less: net loss (income) attributable to non-controlling interests	272	(764)	(468)	(1,236)
Net (loss) income attributable to Icahn Enterprises	$(355)	$472	$105	$803

Net (loss) income attributable to Icahn Enterprises allocable to:
Limited partners	$(348)	$463	$103	$787
General partner	(7)	9	2	16
	$(355)	$472	$105	$803

Basic (loss) income per LP unit	$(2.90)	$4.13	$0.87	$7.22
Basic weighted average LP units outstanding	120	112	118	109

Diluted (loss) income per LP unit	$(2.90)	$4.10	$0.87	$7.17
Diluted weighted average LP units outstanding	120	113	118	110
Cash distributions declared per LP unit	$1.50	$1.25	$4.50	$3.25

CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Cash and cash equivalents	$3,080	$3,262
Cash held at consolidated affiliated partnerships and restricted cash	1,301	396
Investments	14,463	12,261
Accounts receivable, net	1,904	1,750
Inventories, net	2,087	1,902
Property, plant and equipment, net	8,807	8,077
Goodwill	2,106	2,074
Intangible assets, net	1,113	1,113
Other assets	1,337	910
Total Assets	$36,198	$31,745
LIABILITIES AND EQUITY
Accounts payable	$1,596	$1,353
Accrued expenses and other liabilities	1,788	2,196
Deferred tax liability	1,462	1,394
Securities sold, not yet purchased, at fair value	1,111	884
Due to brokers	3,800	2,203
Post-employment benefit liability	1,050	1,111
Debt	11,519	9,295
Total liabilities	22,326	18,436

Equity:
Limited partners	6,374	6,308
General partner	(215)	(216)
Equity attributable to Icahn Enterprises	6,159	6,092
Equity attributable to non-controlling interests	7,713	7,217
Total equity	13,872	13,309
Total Liabilities and Equity	$36,198	$31,745

Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. Adjusted Net Income is GAAP net income adjusted for certain items that management believes can provide useful supplemental information for investors in analyzing period to period comparisons of the company’s results. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We believe that providing Adjusted Net Income, which excludes certain items that affect period over period comparisons, also adds important supplemental information of our performance to investors. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity.

Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT and Adjusted Net Income only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value

($ in millions)	September 30,	December 31,
	2014	2013
Market-valued Subsidiaries:	(unaudited)
Holding Company interest in Funds (1)	$4,824	$3,696
CVR Energy (2)	3,185	3,092
CVR Refining - direct holding (2)	140	136
Federal-Mogul (2)	1,801	2,383
American Railcar Industries (2)	878	543
Total market-valued subsidiaries	$10,827	$9,850

Other Subsidiaries:
Tropicana (3)	$468	$444
Viskase (3)	246	290
Real Estate Holdings (4)	732	711
PSC Metals (4)	262	273
WestPoint Home (4)	194	191
AEP Leasing / ARL (5)	908	754
Total - other subsidiaries	$2,810	$2,663
Add: Holding Company cash and cash equivalents (6)	1,074	782
Less: Holding Company debt (6)	(5,486)	(4,016)
Add: Other Holding Company net assets (6)	1	(147)
Indicative Net Asset Value	$9,225	$9,132

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Fair market value of Holding Company's interest in the Funds and Investment segment cash as of each respective date.

(2)	Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 7.5x Adjusted EBITDA for the twelve months ended September 30, 2014 and 8.0x Adjusted EBITDA for the twelve months ended December 31, 2013. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2014 and 9.5x for the twelve months ended December 31, 2013.

(4)	Represents equity attributable to us as of each respective date.

(5)	Assumes the present value of cash flows from leased railcars plus working capital at each respective date.

(6)	Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Consolidated Adjusted EBITDA:	(Unaudited)
Net (loss) income	$(627)	$1,236	$573	$2,039
Interest expense, net	222	137	582	410
Income tax (benefit) expense	(19)	57	166	274
Depreciation and amortization	202	181	584	524
Consolidated EBITDA	$(222)	$1,611	$1,905	$3,247
Impairment of assets	4	2	6	7
Restructuring costs	23	5	61	22
Non-Service cost US based pensions	(3)	2	(6)	4
FIFO impact unfavorable (favorable)	52	(54)	6	(83)
Certain share-based compensation expense	—	9	11	21
Major scheduled turnaround expense	6	—	6	—
Unrealized loss (gain) on certain derivatives	12	(39)	(78)	(177)
OPEB curtailment gains	—	—	—	(19)
Net loss on divestitures	—	5	—	57
Net loss (gain) on extinguishment of debt	—	—	162	(5)
Other	13	1	(21)	21
Consolidated Adjusted EBITDA	$(115)	$1,542	$2,052	$3,095

IEP Adjusted EBITDA:
Net (loss) income attributable to IEP	$(355)	$472	$105	$803
Interest expense, net	161	114	439	346
Income tax (benefit) expense	(31)	46	114	211
Depreciation and amortization	150	120	429	343
EBITDA attributable to IEP	$(75)	$752	$1,087	$1,703
Impairment of assets	4	2	5	7
Restructuring costs	19	4	49	17
Non-Service cost US based pensions	(2)	2	(5)	4
FIFO impact unfavorable (favorable)	33	(33)	4	(54)
Certain share-based compensation expense	(1)	7	7	14
Major scheduled turnaround expense	4	—	4	—
Unrealized loss (gain) on certain derivatives	7	(24)	(49)	(121)
OPEB curtailment gains	—	—	—	(15)
Net loss on divestitures	—	4	—	44
Net loss (gain) on extinguishment of debt	—	—	152	(3)
Other	9	—	(16)	14
Adjusted EBITDA attributable to IEP	$(2)	$714	$1,238	$1,610

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Consolidated Adjusted EBIT:	(Unaudited)
Net (loss) income	$(627)	$1,236	$573	$2,039
Interest expense, net	222	137	582	410
Income tax (benefit) expense	(19)	57	166	274
Consolidated EBIT	$(424)	$1,430	$1,321	$2,723
Impairment of assets	4	2	6	7
Restructuring costs	23	5	61	22
Non-Service cost US based pensions	(3)	2	(6)	4
FIFO impact unfavorable (favorable)	52	(54)	6	(83)
Certain share-based compensation expense	—	9	11	21
Major scheduled turnaround expense	6	—	6	—
Unrealized loss (gain) on certain derivatives	12	(39)	(78)	(177)
OPEB curtailment gains	—	—	—	(19)
Net loss on divestitures	—	5	—	57
Net loss (gain) on extinguishment of debt	—	—	162	(5)
Other	13	1	(21)	21
Consolidated Adjusted EBIT	$(317)	$1,361	$1,468	$2,571

IEP Adjusted EBIT:
Net (loss) income attributable to IEP	$(355)	$472	$105	$803
Interest expense, net	161	114	439	346
Income tax (benefit) expense	(31)	46	114	211
EBIT attributable to IEP	$(225)	$632	$658	$1,360
Impairment of assets	4	2	5	7
Restructuring costs	19	4	49	17
Non-Service cost US based pensions	(2)	2	(5)	4
FIFO impact unfavorable (favorable)	33	(33)	4	(54)
Certain share-based compensation expense	(1)	7	7	14
Major scheduled turnaround expense	4	—	4	—
Unrealized loss (gain) on certain derivatives	7	(24)	(49)	(121)
OPEB curtailment gains	—	—	—	(15)
Net loss on divestitures	—	4	—	44
Net loss (gain) on extinguishment of debt	—	—	152	(3)
Other	9	—	(16)	14
Adjusted EBIT attributable to IEP	$(152)	$594	$809	$1,267

($ in millions, except per unit amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited)
Adjusted Diluted Income per LP Unit:
Net (loss) income attributable to Icahn Enterprises	$(355)	$472	$105	$803
Loss (gain) on extinguishment of debt attributable to Icahn Enterprises	—	—	152	(3)
Adjusted net income attributable to Icahn Enterprises	(355)	472	257	800

Diluted (loss) income per LP unit	$(2.90)	$4.10	$0.87	$7.17
Loss (gain) on extinguishment of debt attributable to Icahn Enterprises	—	—	1.27	(0.03)
Adjusted diluted income per LP unit	$(2.90)	$4.10	$2.14	$7.14